    As filed with the Securities and Exchange Commission on December 14, 2000
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                             SCM MICROSYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                    77-0444317
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

                             47211 BAYSIDE PARKWAY
                               FREMONT, CA 94538
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                     SCM 2000 NONSTATUTORY STOCK OPTION PLAN
                    L.A. VISION, INC. 1997 STOCK OPTION PLAN
                     DAZZLE MULTIMEDIA, INC. 1998 STOCK PLAN
                 DAZZLE MULTIMEDIA, INC. 2000 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                               -----------------

                                  ANDREW WARNER
                             CHIEF FINANCIAL OFFICER
                             SCM MICROSYSTEMS, INC.
                             47211 BAYSIDE PARKWAY
                               FREMONT, CA 94538
                                  510-360-2708
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               -----------------

                                    Copy to:

                              KURT J. BERNEY, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            MAXIMUM         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                TITLE OF SECURITIES                      AMOUNT TO BE        OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
                  TO BE REGISTERED                      REGISTERED (1)         PER SHARE              PRICE               FEE
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------

SCM 2000 Nonstatutory Stock Option Plan                 750,000 shares     $   35.5625 (2)     $   26,671,875.00    $     7,041.38
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
L.A. Vision, Inc. 1997 Stock Option Plan                 10,778 shares     $    3.8966 (3)     $       41,997.56    $        11.09
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
Dazzle Multimedia, Inc. 1998 Stock Plan                  41,414 shares     $    3.0939 (3)     $      128,130.78    $        33.83
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
Dazzle Multimedia, Inc. 2000 Stock Option Plan          147,192 shares     $   12.9795 (3)     $    1,910,478.56    $       504.37
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
TOTAL                                                   949,384 shares                         $   28,752,481.90    $     7,590.67
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------

(1) Solely for the purpose of calculating the registration fee, the maximum number of shares to be registered under this Registration Statement includes four subtotals, three of which relate to outstanding options that have not been exercised under Dazzle Multimedia, Inc.'s option plans and assumed option plans. Shares underlying Dazzle Multimedia, Inc. and L.A. Vision, Inc. options have been converted to SCM shares based on an exchange ratio of 0.064159.

(2) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(c) under the Securities Act of 1933 (the "Act"), and as such, is based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System within five (5) business days of the file date of this Registration Statement. On December 7, 2000, the average of the high and low prices of the Company's Common Stock was $35.5625.

(3) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Act, and as such, is based upon the weighted average exercise price of the shares subject to all outstanding options under the plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         SCM Microsystems, Inc. ("SCM") hereby incorporates by reference in this registration statement the following documents:

         (a) SCM's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1999, filed with the Commission on May 1, 2000 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) SCM's Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000, filed with the Commission on May 15, 2000, August 10, 2000, and November 14, 2000, respectively, pursuant to Section 13 or 15(d) of the Exchange Act.

         (c) SCM's Current Report on Form 8-K, filed with the Commission on July 11, 2000 pursuant to Section 13 or 15(d) of the Exchange Act.

         (d) SCM's Definitive Proxy Statement on Schedule 14A, filed with the Commission on June 21, 2000 pursuant to Section 14(a) of the Exchange Act; and

         (e) The description of SCM's Common Stock to be offered hereby contained in SCM's Registration Statement on Form 8-A, filed with the Commission on September 5, 1997 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by SCM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except for liability arising out of: (i) a breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. The Registrant's charter documents provide that the Registrant shall indemnify its officers, directors and agents to the fullest extent permitted by law, including those circumstances where indemnification would otherwise be discretionary. The Registrant believes that indemnification under its charter documents covers at least negligence and gross negligence on the part of indemnified parties. The Registrant has entered into indemnification agreements with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify each director and officer against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance such persons' expenses incurred as a result of any proceeding against him or her as to which such person could be indemnified.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

    EXHIBIT
    NUMBER                                   DESCRIPTION
    -------         ------------------------------------------------------------------
      4.1           SCM 2000 Nonstatutory Stock Option Plan and Form of Agreement
      4.2           L.A. Vision, Inc. 1997 Stock Option Plan
      4.3           Dazzle Multimedia, Inc. 1998 Stock Plan
      4.4           Dazzle Multimedia, Inc. 2000 Stock Option Plan
      5.1           Opinion of counsel as to legality of securities being registered
      23.1          Independent Auditors' Consent
      23.2          Consent of Counsel (contained in Exhibit 5.1)
      24.1          Power of Attorney (see Registration Statement Signature Page)

Item 9. Undertakings.

         (a) Rule 415 Offering.

              SCM hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing Incorporating Subsequent Exchange Act Documents by
             Reference.

              SCM hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of SCM's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SCM pursuant to the foregoing provisions, or otherwise, SCM has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SCM of expenses incurred or paid by a director, officer or controlling person of SCM in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SCM will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on this 13 day of December, 2000.

                                        SCM Microsystems, Inc.

                                        By: /s/ Andrew Warner
                                           ------------------------------------
                                           Andrew Warner
                                           Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Humphreys and Andrew Warner, jointly and severally, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                                           TITLE                                   DATE
----------------------------------------    ----------------------------------------------------     -----------------
       /s/ Robert Schneider                 Chief Executive Officer (Principal Executive             December 13, 2000
----------------------------------------    Officer) and Director
       Robert Schneider

       /s/ Andrew Warner                    Vice President, Finance, and Chief Financial Officer     December 13, 2000
----------------------------------------   (Principal Financial and Accounting Officer)
       Andrew Warner

                                            Chairman of the Board of Directors
----------------------------------------
       Steven Humphreys

       /s/ Bernd Meier                      President, Chief Operations Officer, and Director        December 13, 2000
----------------------------------------
       Bernd Meier

                                            Director
----------------------------------------
       Friedrich Bornikoel

                                            Director
----------------------------------------
       Simon Turner

    /s/ Ng Poh Chuan                        Director                                                 December 13, 2000
----------------------------------------
       Ng Poh Chuan

     /s/ Andrew Vought                      Director                                                 December 13, 2000
---------------------------------------
       Andrew Vought

       /s/ Oystein Larsen                   Director                                                 December 13, 2000
----------------------------------------
       Oystein Larsen

                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER                                   DESCRIPTION
    -------         ------------------------------------------------------------------
      4.1           SCM 2000 Nonstatutory Stock Option Plan and Form of Agreement
      4.2           L.A. Vision, Inc. 1997 Stock Option Plan
      4.3           Dazzle Multimedia, Inc. 1998 Stock Plan
      4.4           Dazzle Multimedia, Inc. 2000 Stock Option Plan
      5.1           Opinion of counsel as to legality of securities being registered
      23.1          Independent Auditors' Consent
      23.2          Consent of Counsel (contained in Exhibit 5.1)
      24.1          Power of Attorney (see Registration Statement Signature Page)